UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

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                             THE WALT DISNEY COMPANY

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                (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following statement was issued by The Walt Disney Company on February 11,
2004 and may be deemed "soliciting materials" within the meaning of the Securities Exchange Act of 1934, as amended, and the regulations of the Securities and Exchange Commission issued thereunder:

While we applaud the ISS on its recommendations with respect to our non-management directors, we find its position inexplicable with respect to Michael Eisner, since he led the very changes that resulted in a board dominated by independent directors. The Walt Disney Board exceeds the guidelines set by the NYSE with respect to corporate governance standards, and this would not have been possible without Michael Eisner's commitment to governance and transparency.